Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS RESCHEDULES 4TH QUARTER RELEASE; WILL RESTATE FINANCIAL STATEMENTS FOR CHANGE IN GROUND LEASE ACCOUNTING

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, FEBRUARY 25, 2005

SBA Communications Corporation (“SBA” or the “Company”) announced it will reschedule the release of its 4TH quarter results in order to provide the Company with more time to finalize the impact that the previously reported change in ground lease accounting will have on the Company’s financial statements. The 4th quarter release has been rescheduled to Thursday, March 10, 2005, after the market close. SBA will host a conference call on Friday, March 11, 2005 at 11:00 A.M. EST to discuss these results. The call may be accessed as follows:

When:	Friday, March 11, 2005 at 11:00 A.M. EST

Dial-in number:	888-428-4478

Conference call name:	“SBA Fourth Quarter Results”

Replay:	March 11, 2005 at 3:15 P.M. to March 25, 2005 at 11:59 P.M.

Number:	800-475-6701

Access Code:	ID: 767825

Internet access:	www.sbasite.com

The Company, in consultation with its external auditors, has determined that the impact of the change in ground lease accounting will have a material effect on the Company’s previously issued financial statements for the first three fiscal quarters of 2004, the fiscal years ended December 31, 2003 and 2002, as well as prior periods.

The change will require non-cash adjustments to increase reported ground rent expense and reported depreciation expense. The Company will amend the appropriate filings with the Securities and Exchange Commission to include restated financial statements for the fiscal years ended December 31, 2002 and 2003 and the first three quarters of 2004 to reflect these corrections in their proper periods. The Company is re-analyzing the impact that the non-cash adjustments will have its previously released fiscal year 2005 Outlook. These adjustments are not anticipated to have any impact on revenue, cash flow from operations, compliance with any financial covenant or debt instrument, cash balances or the current economic value of SBA’s leaseholds and its tower assets.

Information Concerning Forward-Looking Statements

This press release includes forward looking statements, including statements including (1) the timing of the Company finalizing the impact of the change in ground lease accounting on its 2004 and previously issued financial statements, (2) the Company’s belief that the impact of the adjustment is material to the 2004 results and prior period financial statements and therefore requires restatements of such financial statements, and (3) the Company’s expectations that any adjustments will not have an impact on revenue, cash flow from operations, compliance with any financial covenant or debt instrument, cash balances or the current economic value of SBA’s leaseholds and its tower assets. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 12, 2004. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, such risk factors include, but are not limited to: (1) the Company’s ability to complete its analysis of the impact of the change in ground lease accounting and the resulting restatements, (2) any other unforeseen impact of such change in ground lease accounting on the financial result for prior fiscal periods and 2005.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 25,000 antenna sites in the United States.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 995-7670, or visit our website at www.sbasite.com.

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